EXHIBIT 99.1

KeyW Reports Second-Quarter 2018 Financial Results

•	Second-quarter revenue of $128.1 million

•	Second-quarter operating income of $3.7 million

•	Second-quarter adjusted EBITDA (see table 1 below) of $12.3 million (9.6% of revenue)

•	Second-quarter awards of $150 million and $113 million of net bookings

•	Company reiterates fiscal 2018 financial guidance

HANOVER, Md., August 1, 2018 (GLOBE NEWSWIRE)-The KeyW Holding Corporation (NASDAQ: KEYW), a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities’ toughest challenges, today announced second-quarter 2018 financial and operating results.

CEO Commentary

“Our second-quarter results demonstrate KeyW’s ability to deliver outstanding value to our customers, generate strong financial performance and make good on our commitment to win our share of contract awards. I am extremely proud of our nearly 2,000 employees who are delivering superior value to our customers. I am particularly pleased with our solid year-to-date awards, strong first half financial results and a positive procurement environment for the second half of the year,” said Bill Weber, KeyW’s president and chief executive officer.

Second-Quarter 2018 Results

Revenues for the quarter of $128.1 million increased by $4.1 million, or 3.3%, compared to the prior-year quarter. The increase was primarily attributable to increased level of effort on existing business and increased product sales associated with our Intelligence, Surveillance and Reconnaissance (ISR) core focus area.

Operating income for the quarter was $3.7 million, compared with an operating loss of $10.6 million in the prior-year quarter. The increase in operating income and margin resulted primarily from the increase in revenue and gross margins over the prior-year quarter and nearly $13.3 million of acquisition and integration-related expenses in the prior-year quarter. Operating expenses in the quarter included $0.8 million of acquisition and integration costs and an additional $1.2 million of non-recurring expenses.

GAAP net loss for the quarter was $11.4 million, or $(0.23) per diluted share, compared to a GAAP net loss of $18.4 million, or $(0.37) per diluted share in the prior-year quarter. Non-operating expenses in the quarter included $11.4 million on the loss on extinguishment of debt associated with the debt refinancing completed on May 8, 2018.

Adjusted EBITDA was $12.3 million, or 9.6% of revenue, for the quarter, compared to $10.4 million, or 8.4% of revenue, in the prior-year quarter. Adjusted EBITDA increased year-over-year primarily because of higher gross margins over the prior-year quarter driven by increased product sales.

Additional Financial Metrics

Net cash used in operating activities increased $8.6 million for the six months ended June 30, 2018, compared to the prior year, primarily due to the timing of subcontractor and vendor-related payments. Days Sales Outstanding (DSO) declined to 67 days during the second quarter, and the company expects DSO will continue to return to a normalized level by the end of the fiscal year. In the second quarter, the company closed its new senior secured credit facilities, consisting of a $215 million First Lien Term Loan facility maturing in May 2024, a $75 million Second Lien Term Loan facility maturing in May 2025 and a $50 million senior secured Revolving Credit Facility maturing in May 2023. The drawn-down proceeds from the new credit facilities were used to pay off the company’s former credit facility and to repurchase approximately $126.9 million of the company’s 2.50% senior convertible notes pursuant to a tender offer completed in May 2018. Cash and cash equivalents at June 30, 2018, were $27.9 million.

On July 27, 2018, the company received a proposed modification from the prime contractor on the company’s largest flight services program which, in its proposed form, would shorten the contractual period of performance to end in 2018. The company is evaluating what impact the modification could have on its future operations and its financial results. Management does not currently expect the modification to have a material impact on its results of operations in 2018.

Business Development Highlights and Contract Awards

For the second quarter, contract awards totaled approximately $150 million, which was in line with company expectations. Net bookings for the quarter were $113 million, which excludes awards currently in protest. KeyW reported total backlog at June 30, 2018, of $1.1 billion, the same level as the quarter-ending March 31, 2018. In addition, the company reported having approximately $1.3 billion in proposals submitted and awaiting award as of June 30, 2018.

Second-quarter awards were highlighted by a software development award for a Defense Intelligence customer and a U.S. Naval Research Laboratory (NRL) win consisting of both new work and an extension of legacy programs. The NRL award is one of our longest running programs where we have dedicated teams of scientists and engineers performing scientific support services for the NRL. The company was also awarded an extension of a program providing highly differentiated cyber operations support.

KeyW continued to expand and align its impressive portfolio of IDIQ vehicles, winning two attractive IDIQ prime awards during the quarter. The Systems Engineering, Technology and Innovation (SETI) program is a high-end $7.5 billion technology vehicle for technically innovative services and solutions. The company also improved its strong position within the FBI, winning a prime seat on the $300 million Solutions for Intelligence Analysis Services (SIAS) Blanket Purchase Agreement (BPA) to provide intel analysis.

2018 Financial Outlook

KeyW is reiterating the fiscal 2018 guidance it issued on March 15, 2018, based on the company's financial results for the first half of 2018 and its current outlook for the remainder of 2018. The company has evaluated the financial impact of the aforementioned proposed modification and our current conclusion is that it will not have an impact to the 2018 Financial Outlook. The table below summarizes the company's fiscal year 2018 guidance:

Fiscal 2018 Guidance
Revenue	$495 million - $515 million
Adjusted EBITDA margin	8.9% - 9.3%

Conference Call Information

As previously announced, a conference call and webcast have been scheduled to discuss these results today, August 1, 2018, at 8:00 a.m. EDT. At that time, management will review the company's second-quarter 2018 financial results, followed by a question-and-answer session. Listeners also may access a presentation on our website, which summarizes the company's second-quarter 2018 results and provides additional information regarding 2018 expectations.

Interested parties will be able to connect to our webcast via the Investor Relations page on our website, http://investors.keywcorp.com, on August 1, 2018. We encourage people to register for an email reminder about the webcast on the Events and Presentations tab, also found on the Investor Relations page of our website. Interested parties may also listen to the conference call by calling 1-877-451-6152. The International Dial-In access number will be 1-201-389-0879. The conference ID for the event is 13681375.

An archive of the webcast will be available on our website following the call. In addition, a podcast of our conference call will be available for download from the Investor Relations page of our website at approximately the same time as the webcast replay.

About KeyW

KeyW is a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge nearly 2,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism. For more information, please visit www.KeyWCorp.com or follow KeyW on Twitter @KeyWCorp.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; statements regarding the proposed modification on our largest flight services program and its impact on our results of operations; our full-year 2018 revenue and adjusted EBITDA margin estimates under the heading “2018 Financial Outlook”; our Days Sales Outstanding expectations, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, the outcome of the proposed modification of our largest flight services program, our ability to ultimately realize revenue from bookings and awards reported in this press release, and those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Investor Contact:
Mark Zindler
Vice President, Investor Relations
703.880.9379
investors@keywcorp.com

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017 (1)	2018	2017 (1)
Revenue	$128,140	$124,058	$253,882	$192,314
Cost of revenue, excluding amortization	95,825	94,528	190,041	142,646
Operating expenses	25,889	36,476	52,807	56,891
Intangible amortization expense	2,738	3,604	6,679	5,254
Operating income (loss)	3,688	(10,550)	4,355	(12,477)
Interest expense, net	5,907	4,914	10,734	7,523
Loss on extinguishment of debt	11,429	—	11,429	—
Other non-operating income	(127)	(137)	(132)	(129)
Loss before income taxes	(13,521)	(15,327)	(17,676)	(19,871)
Income tax (benefit) expense, net	(2,127)	3,059	(2,884)	3,059
Net loss	(11,394)	(18,386)	$(14,792)	$(22,930)

Weighted average common shares outstanding
Basic	49,872	49,546	49,865	48,061
Diluted	49,872	49,546	49,865	48,061

Loss per share
Basic	$(0.23)	$(0.37)	$(0.30)	$(0.48)
Diluted	$(0.23)	$(0.37)	$(0.30)	$(0.48)
(1) The balances for the three and six months ended June 30, 2017, have been revised to reflect the correction of certain errors that management has determined are not material. Also as the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior periods presented.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except par value per share amounts)

	June 30, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$27,935	$17,832
Accounts receivables, net	29,476	49,880
Unbilled receivables, net	65,326	37,785
Inventories, net	25,606	24,337
Prepaid expenses	2,403	2,266
Income tax receivable	489	210
Total current assets	151,235	132,310

Property and equipment, net	30,975	36,141
Goodwill	455,197	455,197
Other intangibles, net	50,366	57,045
Other assets	3,342	2,913
TOTAL ASSETS	$691,115	$683,606
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,447	$25,609
Accrued expenses	18,469	17,862
Accrued salaries and wages	24,696	29,341
Term loan – current portion, net of discount	1,300	6,750
Deferred revenue	5,516	6,090
Total current liabilities	64,428	85,652

Convertible senior notes, net of discount	21,524	138,998
Term loan – non-current portion, net of discount	281,975	120,627
Deferred tax liability, net	16,290	19,367
Other non-current liabilities	10,646	11,444
TOTAL LIABILITIES	394,863	376,088
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000 shares authorized, 49,881 and 49,876 shares issued and outstanding	50	50
Additional paid-in capital	427,423	422,901
Accumulated deficit	(131,221)	(115,433)
Total stockholders’ equity	296,252	307,518
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$691,115	$683,606
(1) The balances at December 31, 2017, have been revised to reflect the correction of certain errors that management has determined are not material. Also as the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior period presented.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Six months ended June 30,
	2018	2017 (1)
Net loss	$(14,792)	$(22,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,249	2,098
Depreciation and amortization expense	12,505	9,680
Loss on extinguishment of debt	11,429	—
Non-cash interest expense	3,100	3,474
Loss on disposal of assets	1,395	—
Deferred taxes	(2,751)	3,062
Changes in balance sheet items, net of effects of acquisitions:
Accounts receivable, net	20,404	(11,513)
Unbilled receivables, net	(26,376)	5,427
Inventories, net	(1,561)	(3,639)
Prepaid expenses	(818)	(532)
Accounts payable	(11,162)	6,036
Accrued expenses	(6,403)	5,530
Other non-current assets/liabilities	(624)	(1,534)
Net cash used in operating activities	(13,405)	(4,841)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(236,091)
Purchases of property and equipment	(2,055)	(3,679)
Net cash used in investing activities	(2,055)	(239,770)
Cash flows from financing activities:
Proceeds from issuance of term note	290,000	135,000
Principal payments of term loan	(131,625)	—
Principal payments of convertible senior notes	(126,892)	—
Settlement of capped call transactions	2,118	—
Payment of debt issuance costs	(7,482)	(4,689)
Payment of debt extinguishment costs	(711)	—
Proceeds from revolver	25,000	10,000
Repayment of revolver	(25,000)	—
Proceeds from stock issuance, net	—	84,586
Proceeds from option exercises, net	155	109
Net cash provided by financing activities	25,563	225,006
Net increase (decrease) in cash and cash equivalents	10,103	(19,605)
Cash and cash equivalents at beginning of period	17,832	41,871
Cash and cash equivalents at end of period	$27,935	$22,266
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,964	$4,007
Cash paid for taxes	$88	$16
(1) The balances for the six months ended June 30, 2017, have been revised to reflect the correction of certain errors that management has determined are not material. Also as the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior period presented.

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted EBITDA margin, as defined by KeyW, are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The adjusted EBITDA reconciliation table and adjusted EBITDA as percentage of full year revenue guidance reconciliation table below provide a reconciliation of these non-U.S. GAAP financial measures to net income (loss) and estimated net income (loss) margin, the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin should not be considered as alternatives to net income, net income margin, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA, adjusted EBITDA margin or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA and adjusted EBITDA margin to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.

We believe adjusted EBITDA and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income. Adjusted EBITDA is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect interest expense or interest income;

•	adjusted EBITDA does not reflect cash requirements for income taxes;

•	adjusted EBITDA does not include non-cash expenses related to stock compensation;

•	adjusted EBITDA does not include acquisition and integration costs;

•	adjusted EBITDA does not include other adjustments which are non-recurring expenses;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Adjusted EBITDA Reconciliation Table
(in thousands and unaudited)
Table 1

	Three months ended June 30,		Six months ended June 30,
	2018	2017 (1)	2018	2017 (1)
Net loss	$(11,394)	$(18,386)	$(14,792)	$(22,930)
Depreciation	2,709	2,724	5,827	4,426
Intangible amortization	2,738	3,604	6,679	5,254
Share-based compensation	1,069	1,140	2,249	2,098
Loss on extinguishment of debt	11,429	—	11,429	—
Interest expense, net	5,907	4,914	10,734	7,523
Tax (benefit) expense	(2,127)	3,059	(2,884)	3,059
Acquisition and integration costs	762	13,324	1,536	15,011
Other adjustments	1,239	—	3,109	—
Adjusted EBITDA	$12,332	$10,379	$23,887	$14,441
(1) The balances for the three and six months ended June 30, 2017, have been revised to reflect the correction of certain errors that management has determined are not material. Also as the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior periods presented.

Adjusted EBITDA as Percentage of Full Year Revenue Guidance Reconciliation Table

	Fiscal Year 2018 Estimate
	Low	High
Net loss	(3.2)%	(2.4)%
Depreciation	2.1%	2.0%
Intangible amortization	2.5%	2.4%
Share-based compensation	0.9%	0.8%
Loss on extinguishment of debt	2.3%	2.2%
Interest expense, net	4.4%	4.2%
Tax benefit	(0.6)%	(0.4)%
Acquisition and integration costs	0.1%	0.1%
Other adjustments	0.4%	0.4%
Adjusted EBITDA Margin	8.9%	9.3%

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